SEC Form 3, Form 4 and Form 5 - Confirmation of Authority to Sign

Pursuant to Instruction 7 to SEC "Form 3 - Initial Statement of Beneficial Ownership of Securities," "Form 4 - Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of Securities" the undersigned, being the Chairman, President and Chief Executive Officer of Massachusetts Mutual Life Insurance Company, the ultimate parent of Babson Capital Management LLC, the investment adviser to MassMutual Corporate Investors and MassMutual Participation Investors (each a "Trust"), hereby appointand designate Jean Bradley and John Mulkern, and each of them singly, my true and lawful attorneys in fact, with full power to sign for me and file with the Securities and Exchange Commission, the New York Stock Exchange, and the Trust said SEC Forms 4 and/or 5 with respect to shares of the Trust purchased or sold by the undersigned or any other change of beneficial ownership relating to equity or derivative securities of the Trust required to be reported by the undersigned.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange Commission.


Signature and Date:     S/Robert J. O'Connell November 8, 2004
Name:                   Robert J. O'Connell
Title:                  Chairman, President and Chief Executive Officer of
			Massachusetts Mutual Life Insurance Company